Evolent Health, GlobalHealth and Kinderhook Industries Launch “True Health”
to Support Provider-Led Medicare Advantage Plans

Newly established joint venture True Health partners with leading providers to offer Medicare Advantage plans in targeted geographies

WASHINGTON, D.C., March 28, 2019 - Evolent Health, a company providing an integrated value-based care platform to the nation's leading providers and payers, today announced it has entered into a definitive agreement to create a partnership in the Medicare Advantage (MA) marketplace with GlobalHealth, an Oklahoma-based health maintenance organization which is currently majority-owned by an affiliate of Kinderhook Industries, LLC, a private equity firm. The company will partner with leading provider organizations to launch and scale MA health plans under the True Health brand in targeted geographies.

Consistent with Evolent’s focus on provider-driven value-based care, True Health’s MA product will target partnerships with high-performing providers that are prepared to take delegated risk for MA populations. The newly established joint venture will be anchored by GlobalHealth, a health plan founded in 2003 and based in Oklahoma City that provides insurance coverage to approximately 13,000 MA and approximately 18,000 government employees throughout the state of Oklahoma. True Health expansion markets will leverage GlobalHealth’s health plan management expertise and operating platform combined with Evolent’s clinical model, pharmacy expertise and provider network. The combined assets will support continued growth for GlobalHealth in Oklahoma, as well as the scalable launch and operations of several new MA health plans under the True Health brand for 2020, 2021 and beyond. Beyond the value of its equity ownership, Evolent anticipates that True Health will create an opportunity to amortize Evolent’s current value-based care infrastructure investments by providing True Health with services, which may include clinical program support, population health technology, pharmacy and specialty care management capabilities.

Strategic Rationale
For Evolent, True Health represents a strategic opportunity to enable its active participation in the growing MA market, particularly in geographies where providers seek a new payer “value” model that does not exist in their market today. With the scale of GlobalHealth as an anchor health plan, Evolent can now support these providers while limiting its financial exposure and capital requirements going forward.

Transaction Details
Under the terms of the agreement, the existing equity owners of GlobalHealth (which include an affiliate of Kinderhook Industries, LLC) will contribute GlobalHealth and additional cash in exchange for a 55 percent ownership position in True Health. Evolent will own a 45 percent minority stake and is contributing $37.5 million of capital comprised of $15 million in cash and $22.5 million in stock, in addition to new provider agreements pertaining to its True Health MA line of business. These organizations bring a unique provider orientation and expert leadership in managing health plan operations, clinical innovation and consumer engagement.

Furthermore, Evolent will support the growth of True Health with its clinical expertise and services, as well as the identification of provider partners in select markets where ideal conditions do not exist today for payer-delegated risk models. True Health anticipates funding growth and new market expansion over time through outside capital and, as a result, Evolent does not anticipate providing substantial additional capital to the new venture.

“In select markets, we find that leading providers have a desire to enter the MA market but they are unable to access ‘value-based’ payer arrangements, and they don’t have the scale and capital base to launch their own plans,” said Evolent Chief Executive Officer Frank Williams. “The formation of the partnership with GlobalHealth will allow True Health to serve leading providers and power a highly differentiated clinical model for providers as well as MA beneficiaries. With GlobalHealth and Evolent’s infrastructure and expertise, provider organizations can now access a full suite of administrative and clinical capabilities as well as a financial partner in launching and scaling locally-based plans. While Evolent will continue to support traditional payer/provider value arrangements with ACOs and other value contracting models, True Health will serve a segment of providers that are seeking a clinically-driven, aligned model for launching and operating MA plans.”
“GlobalHealth was founded by a group of physicians committed to delivering the best health care coverage in the industry,” said GlobalHealth President and Chief Executive Officer Scott Vaughn. “Today, our passion for working with providers to introduce innovative and affordable solutions to the market is stronger than ever. We are excited to partner with Evolent Health and their expansive network of providers to grow geographically beyond Oklahoma.”

Evolent Health will account for its minority ownership in True Health as an equity investment. Evolent’s commercial health plan in New Mexico, True Health New Mexico, will continue to be wholly-owned and operated by Evolent.
Advisors
Goldman Sachs & Co. LLC is acting as exclusive financial advisor to Evolent and Bass, Berry & Sims PLC is acting as legal counsel. Moelis & Company LLC is acting as exclusive financial advisor to Kinderhook and Kirkland & Ellis LLP is acting as legal counsel.
Conference Call and Webcast Details
Evolent will hold a conference call to discuss details of the transaction today, March 28, 2019, from 8:00-8:30 a.m., Eastern Time. The conference call will be available on the company's Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 1.855.940.9467 and ask to join the Evolent call. Participants are advised to dial in at least 15 minutes prior to the call to register. An audio playback of the conference call will be available on Evolent's investor relations website, ir.evolenthealth.com, for one week after the call. Evolent invites all interested parties to attend the conference call.
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About Evolent Health
Evolent Health partners with leading provider and payer organizations to achieve superior clinical and financial results in value-based care and under full-risk arrangements. With a provider heritage and over 20 years of health plan administration experience, Evolent partners with more than 35 health care organizations to actively manage care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. For more information, visit www.evolenthealth.com.

About GlobalHealth
GlobalHealth is changing health insurance in Oklahoma. As an industry leader, GlobalHealth is an Oklahoma-based health maintenance organization covering individuals in all 77 Oklahoma counties. Working proactively with its members, GlobalHealth engages a personalized management plan to address their specific needs and ensure the best possible health outcomes. GlobalHealth utilizes cutting edge, predictive data technology as a foundation to deliver improved healthcare as part of its commitment to making health insurance more affordable. Its membership includes state, education and municipal employees, federal employees, and individuals who are eligible for Medicare. To learn more, visit www.GlobalHealth.com.

About Kinderhook Industries
Kinderhook Industries, LLC is a private investment firm that manages over $3.0 billion of committed capital. We have made in excess of 200 investments and follow-on acquisitions since inception. Kinderhook’s investment philosophy is predicated on matching unique, growth-oriented investment opportunities with exceptional financial expertise and our proprietary network of operating partners. Our focus is on middle market businesses with defensible niche market positioning in the healthcare services, environmental/business services and automotive/light manufacturing sectors. We have a track record of successfully and consistently building industry leaders. For more information, please visit: www.kinderhook.com.

Source: Evolent Health, Inc.

Contacts:

Bob East 443.213.0502 Investor Relations InvestorRelations@evolenthealth.com	Kim Conquest 540.435.2095 Evolent Media Relations KConquest@evolenthealth.com